DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports First Quarter 2015 Results

DOWNINGTOWN, Pa., April 21, 2015 – DNB Financial Corporation (Nasdaq:DNBF), parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region, today reported financial results for the three months ended March 31, 2015.

For the quarter ended March 31, 2015, net income available to common  stockholders  was $1.23 million or $0.43 per diluted common share, up 27% compared with $967,000 or $0.35 per diluted common share for the quarter ended March 31, 2014.

William S. Latoff, Chairman and CEO, commented: “We feel it was a strong quarter in which we met many of our financial performance targets and delivered significant year-over-year net income growth driven by increased earning assets. Initiatives in place to expand banking relationships with clients played a key role in driving strong growth in core deposits.

“We accomplished our goals despite the second consecutive winter of unusually severe weather. Even with the negative impact the inclement weather had, the entire banking operation continued to build momentum. We were very encouraged by the quarter’s results and the steady, sustainable growth DNB has demonstrated each of the past several quarters.”

Highlights:

•
Return on average assets (ROAA) was 0.69% for the three months ended March 31, 2015, compared to 0.62% a year earlier, and return on average equity (ROAE) rose to 8.13% for the three months ended March 31, 2015, compared with 6.78% for the three months ended March 31, 2014.

•	Tangible book value per share increased significantly to $18.83 at March 31, 2015, compared to $17.01 at March 31, 2014, and was up from $18.26 at December 31, 2014.
•
Net interest income in the first quarter of 2015 increased to $5.39 million, compared to $5.18 million in the first quarter of 2014, reflecting increased interest income from loan growth and reduced interest expense resulting from disciplined rate management.

•	Total assets rose to a Company record $748.44 million, up 9.9% compared with total assets of $681.26 million at March 31, 2014, and up 3.47% from $723.33 million at December 31, 2014.
•
Wealth management assets under care grew to $178.34 million at March 31, 2015 – 16.9% growth from March 31, 2014 totals – reflecting consistent consecutive quarter growth as the Bank continued expanding its wealth management business.

•
Total loans and leases before the allowance for credit losses, reflecting a balanced mix of commercial loans and growing retail lending, increased 7.9% to $464.10 million at March 31, 2015 from $430.17 million at March 31, 2014. Total loans and leases after allowance for credit losses increased 7.9% on a year-over-year comparison.

•
The Bank’s core deposits (demand deposits, NOW, money market and savings accounts) grew substantially to $544.23 million at March 31, 2015, a 13.7% increase from $478.48 million a year earlier, and up from $518.04 million at December 31, 2014, as the Bank continued its focus on building commercial and retail client relationships that incorporate attractive lower-cost deposits as part of a total relationship banking experience.

•	The Company’s balance sheet continued to demonstrate stable asset quality, and capital levels that exceeded accepted standards for a well-capitalized institution.

Income Statement Highlights

For the three months ended March 31, 2015, net interest income after provision for credit losses increased to $5.09 million compared with $4.80 million in the first quarter of 2014, with the increase reflecting organic loan growth, a decline in the Company’s provision for credit losses, 3.34% interest income growth and a 3.04% decline in interest expense.

The Company's net interest margin was 3.14% for the first quarter of 2015 compared with 3.36% for the first quarter of 2014. On a consecutive quarter basis, the Company's net interest margin remained relatively stable throughout 2014, but net interest margin in the first quarter of 2015 reflected continuing pressure on margins in a low-interest rate environment, and intense pricing competition for quality lending business. As in past quarters, the Company mitigated some of this pressure through interest expense management, growing lower-cost core deposits while trimming time deposits, and opportunistic use of wholesale borrowings at attractive rates.

Total non-interest income, including fees from wealth management, gains on the sale of investment securities and loans, income from merchant services and debit and credit card use, rose 9.5% to $1.34 million in the first quarter of 2015 compared with $1.22 million in the first quarter of 2014. The year-over-year results included 19.94% growth in fees from DNB Investment Management and Trust, new fee income from mortgage banking reflecting the Company’s expanding retail banking business, and a gain of $231,000 from the sale of Small Business Administration (SBA) loans, as part of the Company’s SBA lending activities.

Total non-interest expense was $4.82 million for the quarter ended March 31, 2015, up from $4.69 million for the quarter ended  March 31, 2014, with the year-over-year increase primarily due to increased salaries and benefits, reflecting the hiring of experienced individuals in retail banking and commercial lending.

Balance Sheet, Asset Quality, and Capital Position Highlights

Total assets increased to a record $748.44 million at March 31, 2015 compared to $681.26 million at March 31, 2014, and rose 3.47% from $723.33 million at December 31, 2014.

Total deposits were $627.26 million at March 31, 2015, an 11.66% increase compared with $561.77 million at March 31, 2014, and up 3.67% from $605.08 million at December 31, 2014. The Company added $65.75 million in lower-cost core deposits (demand deposits, NOW accounts, money market and savings accounts) between March 31, 2014 and March 31, 2015, and grew core deposits 5.06% from December 31, 2014.

Total net loans and leases before allowance for credit losses were $464.10 at March 31, 2015 compared to $430.17 million and $455.6 million at March 31, 2014 and December 31, 2014, respectively. After allowance for credit losses, net loans and leases were $458.91 million at March 31, 2015, compared to $425.42 million at March 31, 2014 and up from $450.70 million at year-end 2014. Asset quality measurements at March 31, 2015 continued to reflect a sound balance sheet and disciplined risk and credit management. At March 31, 2015, the ratio of total non-performing loans to total loans was 1.47%, the ratio of non-performing assets to total assets was 1.03%, and net charge-offs to average loans was 0.01%.

Key measurements of stockholder  value, including total earning assets, book value per common share, ROAA and ROAE grew year-over-year. Retained earnings were $18.16 million, up from $14.01 million at March 31, 2014. Tangible common equity, reflecting increased earnings, increased to $52.85 million at March 31, 2015 compared to $47.03 million at March 31,  2014. Stockholders’ equity declined to $56.17 million compared to $60.12 million at March 31, 2014 and $63.91 million at December 31, 2014. In the first quarter of 2015 the company issued a subordinated debt note for $9.75 million, using the proceeds to retire 9,750  preferred shares issued under the Small Business Lending Fund (SBLF) and amounting to $9.75 million.

The Company's key capital ratios exceeded accepted minimum regulatory standards for well-capitalized institutions, with a Tier 1 leverage ratio of 8.98%, Tier 1 risk-based capital ratio of 12.63% and total risk-based capital ratio of 15.51% at March 31, 2015.

Latoff concluded: “We believe DNB First, supported by a talented and experienced team of bankers, has demonstrated the ability to build business in a very attractive, economically healthy, but competitive market. We are excited about the prospects to continue growing and with accelerating productivity and efficiency, deliver value to our shareholders.”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission including this press release and in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
EARNINGS:
Interest income	$5,996	$5,802
Interest expense	606	625
Net interest income	5,390	5,177
Provision for credit losses	300	375
Non-interest income	1,051	984
Gain on sale of investment securities	53	235
Gain on sale of SBA loans	231	0
Loss on sale / write-down of OREO and ORA	0	6
Non-interest expense	4,824	4,688
Income before income taxes	1,601	1,327
Income tax expense	349	323
Net income	1,252	1,004
Preferred stock dividends and accretion of discount	26	37
Net income available to common stockholders	$1,226	$967
Net income per common share, diluted	$0.43	$0.35

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	March 31,	Dec 31,
	2015	2014
FINANCIAL POSITION:
Cash and cash equivalents	$28,335	$12,504
Investment securities	232,958	231,656
Loans held for sale	0	617
Loans	464,100	455,603
Allowance for credit losses	(5,190)	(4,906)
Net loans	458,910	450,697
Premises and equipment, net	7,490	7,668
Other assets	20,747	20,188
Total assets	$748,440	$723,330

Deposits	$627,261	$605,083
FHLB advances	20,000	20,000
Repurchase agreements	20,316	19,221
Other borrowings	19,524	9,784
Other liabilities	5,166	5,334
Stockholders' equity	56,173	63,908
Total liabilities and stockholders' equity	$748,440	$723,330

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2015	2014	2014	2014	2014
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings and Per Share Data
Net income available to common stockholders	$1,226	$1,419	$1,196	$1,087	$967
Basic earnings per common share	$0.44	$0.51	$0.43	$0.39	$0.35
Diluted earnings per common share	$0.43	$0.50	$0.43	$0.38	$0.35
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$18.91	$18.32	$17.81	$17.62	$17.09
Tangible book value per common share	$18.83	$18.26	$17.74	$17.55	$17.01
Average common shares outstanding	2,786	2,776	2,769	2,763	2,758
Average diluted common shares outstanding	2,833	2,822	2,817	2,810	2,802

Performance Ratios
Return on average assets	0.69%	0.82%	0.72%	0.67%	0.62%
Return on average equity	8.13%	9.04%	7.82%	7.35%	6.78%
Return on average tangible equity	8.15%	9.06%	7.84%	7.38%	6.81%
Net interest margin	3.14%	3.25%	3.33%	3.36%	3.36%
Efficiency ratio	69.87%	70.45%	68.76%	71.97%	73.63%

Asset Quality Ratios
Net charge-offs to average loans	0.01%	0.16%	0.27%	0.11%	0.24%
Non-performing loans/Total loans	1.47%	1.50%	1.34%	1.18%	1.26%
Non-performing assets/Total assets	1.03%	1.07%	1.00%	0.89%	0.94%
Allowance for credit loss/Total loans	1.12%	1.08%	1.09%	1.11%	1.10%
Allowance for credit loss/Non-performing loans	76.24%	71.59%	81.01%	94.62%	87.59%

Capital Ratios
Total equity/Total assets	7.51%	8.84%	8.97%	9.00%	8.83%
Tangible equity/Tangible assets	7.53%	8.82%	8.95%	8.95%	8.78%
Tangible common equity/Tangible assets	7.09%	7.02%	7.08%	7.06%	6.88%
Tier 1 leverage ratio	8.98%	10.55%	10.75%	10.76%	10.72%
Common tier 1 risk-based capital ratio	10.28%	n/a	n/a	n/a	n/a
Tier 1 risk-based capital ratio	12.63%	14.90%	14.84%	14.88%	15.00%
Total risk-based capital ratio	15.51%	15.92%	15.86%	15.92%	16.04%

Wealth Management
Assets under care*	$178,339	$163,807	$161,068	$158,688	$152,570

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2015	2014	2014	2014	2014
EARNINGS:
Interest income	$5,996	$6,012	$5,905	$5,877	$5,802
Interest expense	606	561	544	581	625
Net interest income	5,390	5,451	5,361	5,296	5,177
Provision for credit losses	300	200	300	255	375
Non-interest income	1,051	1,063	1,041	1,012	984
Gain on sale of investment securities	53	435	86	102	235
Loss on sale / write-down of OREO and ORA	0	0	0	1	6
Non-interest expense	4,824	4,732	4,532	4,673	4,688
Income before income taxes	1,601	2,017	1,656	1,481	1,327
Income tax expense	349	566	427	361	323
Net income	1,252	1,451	1,229	1,120	1,004
Preferred stock dividends and accretion of discount	26	32	33	33	37
Net income available to common stockholders	$1,226	$1,419	$1,196	$1,087	$967
Net income per common share, diluted	$0.43	$0.50	$0.43	$0.38	$0.35

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2015	2014	2014	2014	2014
FINANCIAL POSITION:
Cash and cash equivalents	$28,335	$12,504	$23,891	$28,428	$35,692
Investment securities	232,958	231,656	198,086	194,771	191,829
Loans held for sale	0	617	0	0	0
Loans and leases	464,100	455,603	449,407	439,022	430,171
Allowance for credit losses	(5,190)	(4,906)	(4,887)	(4,887)	(4,750)
Net loans and leases	458,910	450,697	444,520	434,135	425,421
Premises and equipment, net	7,490	7,668	7,825	7,973	8,120
Other assets	20,747	20,188	21,098	19,855	20,197
Total assets	$748,440	$723,330	$695,420	$685,162	$681,259

Demand Deposits	$113,419	$102,107	$116,758	$116,989	$110,866
NOW	215,799	205,816	173,168	174,044	177,300
Money markets	144,648	143,483	143,771	133,479	127,961
Savings	70,363	66,634	64,550	63,844	62,349
Core Deposits	544,229	518,040	498,247	488,356	478,476
Time deposits	72,784	76,805	80,898	79,494	83,297
Brokered deposits	10,248	10,238	10,221	7,719	-
Total Deposits	627,261	605,083	589,366	575,569	561,773
FHLB advances	20,000	20,000	10,000	10,000	10,000
Repurchase agreements	20,316	19,221	19,330	23,939	35,555
Other borrowings	19,524	9,784	9,793	9,802	9,811
Other liabilities	5,166	5,334	4,568	4,155	3,999
Stockholders' equity	56,173	63,908	62,363	61,697	60,121
Total liabilities and stockholders' equity	$748,440	$723,330	$695,420	$685,162	$681,259